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                                                                EXHIBIT NO. 10.1

                             SECOND MODIFICATION OF
                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND MODIFICATION OF AMENDED AND RESTATED CREDIT AGREEMENT (this "Modification Agreement") is entered into as of March 30, 2000, by and among AMRESCO, INC., a Delaware corporation ("AMRESCO"), the Subsidiaries of AMRESCO listed as Borrowers on the signature pages hereof (together with AMRESCO, collectively referred to herein as the "Borrowers", and each such entity referred to herein as a "Borrower"), and BANK OF AMERICA, N.A., as Administrative Agent ("Administrative Agent"), for and on behalf of the Lenders (defined below).

                              W I T N E S S E T H:

         WHEREAS, reference is made to the credit facilities made pursuant to and governed by that certain Amended and Restated Credit Agreement (as amended and supplemented, the "Credit Agreement") dated as of January 18, 2000, among the Borrowers, Administrative Agent, and the financial institutions, funds and other entities from time to time designated as "Lenders" therein (the "Lenders"), as amended by First Modification of Amended and Restated Credit Agreement (the "First Modification") dated as of February 25, 2000 (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as modified hereby);

         WHEREAS, the Transition Date has occurred, Term Loan B has been paid in full, and Borrowers have requested that (i) the Revolving Lenders make an Advance to pay off the remaining balance of Term Loan A and (ii) the Revolving Commitment be changed to $75,000,000 (subject to the limitations on availability set forth in Paragraph 2 hereof); and in connection therewith Borrowers have requested certain modifications to the Credit Agreement; and

         WHEREAS, the Lenders, acting through Administrative Agent pursuant to the Credit Agreement, have agreed to the requested modifications, subject to and upon the terms and conditions contained herein.

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that, for and in consideration of the terms, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Administrative Agent, for and on behalf of the Lenders, and Borrowers hereby agree as follows:

         1. Termination of Term Loan Facilities. Term Loan B has been paid in full and, accordingly, Term Loan B is no longer a part of the Credit Facilities under the Credit Agreement. The outstanding principal balance of, and all accrued unpaid interest on, Term Loan A shall be paid in full by Borrowers with an Advance in such amount made as of the date of this Modification Agreement, whereupon Term Loan A shall no longer be a part of the Credit Facilities under the Credit Agreement. Upon such full payment of Term Loan A, except as provided in Paragraph 8(a) hereof, references to the Term Loan Facilities, or to either Term Loan A or Term Loan B, and terms and conditions relating thereto, in the Credit Agreement and the



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other Loan Documents shall be disregarded or deemed no longer effective, as appropriate, and the Credit Facilities shall mean and refer only to the Revolving Credit Facility. Only Revolving Lenders shall be Lenders, and all references to "Lenders" shall mean and refer to the remaining Revolving Lenders.

         2. Changes to Revolving Commitment. Effective as of the date hereof, the Revolving Commitment shall be changed to $75,000,000. The respective Commitment Amounts of the Revolving Lenders, which now constitute all the Lenders, are as set forth in Parts A and B, as applicable, of the replacement
Schedule II of the Credit Agreement, which replacement Schedule II is attached as Exhibit B hereto and incorporated herein and in the Credit Agreement by reference for all purposes. Upon the execution and effectiveness of this Modification Agreement, replacement Revolving Notes shall be issued, executed and delivered by Borrowers in the respective maximum Commitment Amount of each Lender as set forth in Schedule II. Notwithstanding the foregoing, Borrowers shall not be entitled to obtain Advances in excess of $65,000,000 unless prior to May 15, 2000, AMRESCO shall have delivered written notice to the Lenders (the "Availability Increase Notice") to elect to increase the availability under the Revolving Credit Facility by $10,000,000 (and not less than such amount) (the "Additional Availability Amount"), from $65,000,000 to $75,000,000. The increase in availability under the Revolving Credit Facility due to the Additional Availability Amount (the "Availability Increase") shall be effective one (1) Business Day after delivery of the Availability Increase Notice to Lenders. The parties agree that any such increase in the availability shall increase the Commitment Amount of only Farallon Debt Investors I, LLC ("Farallon") and, as a condition to such increase, Borrowers shall acknowledge in writing the change in the Commitment Amount of Farallon. On the effective date of the Availability Increase, the Commitment Percentages of the Revolving Lenders shall be adjusted to reflect the increased Commitment Amount of Farallon, and Farallon shall, if and to the extent necessary, buy from Bank of America a portion of the outstanding balance of Bank of America's Commitment Amount (including principal and accrued unpaid interest and any accrued unpaid fees) so as to cause the outstanding balance of the Commitment Amounts of each of Farallon and Bank of America to be in proportion to their new Commitment Percentages. Administrative Agent is hereby authorized to confirm in writing to AMRESCO and the Lenders as soon as reasonably practicable after the Availability Increase that Part B of Schedule II reflects the applicable Commitment Amounts and Commitment Percentages after giving effect to the Availability Increase. The Additional Commitment Amount shall be advanced in the same manner and subject to the same conditions as provided for Advances under the Credit Agreement. It is understood and agreed that the Commitment Fee required to be paid pursuant to the Credit Agreement shall be calculated based on the full amount of the Revolving Commitment (i.e., $75,000,000), regardless of whether or not Borrowers deliver the Availability Increase Notice. If, pursuant to Section 2.17.2 of the Credit Agreement, Borrowers elect to reduce the Revolving Commitment prior to electing the Availability Increase, or if Borrowers have not elected the Availability Increase as provided in this Paragraph 2 prior to May 15, 2000, then Borrowers shall no longer be entitled to elect the Availability Increase.

         3. Proceeds of Revolving Commitment. From and after the date hereof, Advances under the Revolving Credit Facility may be used, in addition to the uses set forth in Section 2.1.1(a) of the Credit Agreement, for payments to be made by AMRESCO as the "Earnout Payments" or other settlement payments required under the CLC Transaction and under the MIC Transaction pursuant to the MIC Merger Agreement, provided that the aggregate amount of all such payments pursuant to the CLC Transaction and the MIC Transaction shall not



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in any event exceed $65,000,000 (without regard to the amount of any Advances used for such payments). For purposes of this Paragraph 3, and all other purposes and references herein or in the Credit Agreement, the terms "CLC Transaction" and the "MIC Merger Agreement" shall have the new amended meanings set forth for each in Section 16(b) hereof. Additionally, notwithstanding the provisions of Section 2.1.1(a) of the Credit Agreement, it is understood and agreed that an Advance will be made to pay in full the balance of Term Loan A, subject to all other conditions for an Advance.

         4. Limitation on Letter of Credit Facility. As provided in Section 2.1.1(b) of the Credit Agreement, because the Lend Lease Closing Date has occurred, the Facility Letter of Credit Exposure is now limited to $10,000,000. From and after the date hereof, the maximum Facility Letter of Credit Exposure shall be reduced to $5,000,000. Accordingly, Section 2.1.1(b) is amended to add the following as a final sentence to that Section:

                  "Notwithstanding anything in the foregoing or in Section 2.16 or any other provision hereof, from and after the effective date of the Second Modification, the Facility Letter of Credit Exposure shall not exceed $5,000,000."

         5. Facility FX Exposure. From and after the date hereof, the maximum amount of the Facility FX Exposure shall be reduced from $10,000,000 (as currently provided in the Credit Agreement) to $1,000,000. Accordingly, all references to such $10,000,000 limit in the definition of Facility FX Exposure and in Section 2.1.5 and any other provisions of the Credit Agreement are hereby changed to $1,000,000.

         6. Extension of Termination Date. The Revolving Credit Facility is extended until the earliest of (i) August 15, 2000, (ii) the maturity date under the Warehouse Lines financing provided by Prudential Securities Credit Corp. and (iii) the closing of the sale of the Builder's Group (hereinafter defined), subject to the terms and conditions of the Credit Agreement. Accordingly, the definition of "Revolving Credit Termination Date" in Section
1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "Revolving Credit Termination Date" means the earliest of (i) August 15, 2000, (ii) the earliest maturity date of the Warehouse Lines financing provided by Prudential Securities Credit Corp. to AMRESCO Commercial Finance, Inc., (iii) the date of the closing of the sale of the Builder's Group; or (iv) any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof. For purposes of the foregoing clause
         (iii) "sale of the Builder's Group" shall mean a sale of all or substantially all of the assets that comprise or relate to the Builder's Group.

All references to the Revolving Credit Termination Date in the Credit Agreement, the Revolving Notes, as amended and replaced effective as of the date hereof, and the other Loan Documents, shall mean and refer to this extended date.

         7. Revised Pricing Schedule. The Pricing Schedule attached as Schedule 5 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit C attached hereto, and such revised Pricing Schedule shall for all purposes be the Pricing Schedule from and after the date hereof. All definitions and other provisions in the Credit Agreement referencing the Pricing Schedule (including without limitation the "Applicable Base Rate Margin," the



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"Applicable Eurocurrency Rate Margin," and the "Applicable Fee Rate,") shall all refer to and be determined in accordance with the replacement Pricing Schedule attached as Exhibit C.

         8. Required Payments. (a) Any and all payments required to have been made on the Term Loans pursuant to Sections 2.2.1(b), (c) or (d) or Section
2.2.2 of the Credit Agreement, or in connection with any release of Collateral as provided in Section 5.7 of the Credit Agreement or in the Specified Asset Release Agreement, shall from and after the date hereof be applied to amounts outstanding under the Revolving Credit Facility.

                  (b) Because the Term Loan Facilities are terminated, it is acknowledged and agreed that the Borrowing Base Deficiency Payments on the Term Loans under Section 2.2.4(c) of the Credit Agreement and any Balancing Payments under Section 2.7(b) of the Credit Agreement are no longer effective and such Sections are deemed deleted from the Credit Agreement.

                  (c) Section 2.2.3(b) of the Credit Agreement is hereby deleted, it being understood and agreed that the net proceeds of the sale of the Builder's Group will be applied to outstanding Advances under the Revolving Credit Facility in accordance with Paragraph 8(a) hereof.

         9. Reductions to Revolving Commitment. Section 2.17.1 of the Credit Agreement is amended to require a mandatory reduction to the Revolving Credit Facility in any event by May 31, 2000. Accordingly, Section 2.17.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "SECTION 2.17.1 Mandatory Reductions. The Revolving Commitment shall be automatically reduced on May 31, 2000, by an amount equal to (a) $10,000,000 if the Availability Increase has not occurred or (b) $20,000,000 if the Availability Increase has occurred.

         10. Representations, Warranties and Covenants.

                  (a) Borrowers represent and warrant to the Lenders that Borrowers have delivered to Administrative Agent true and correct copies of the documents evidencing the CLC Transaction and the MIC Merger Agreement, including all amendments thereto in effect on the date hereof, and Borrowers covenant and agree that Borrowers shall not further modify or amend the financial terms under such documents in any manner adverse to Borrowers or in any manner materially altering the structure of such agreements and the transactions contemplated thereunder, without the prior written consent of Lenders.

                  (b) AMRESCO is diligently attempting to negotiate a sale of the assets of, or the stock of, its Subsidiaries conducting the business comprising AMRESCO's "Builder's Group" operations (the "Builder's Group"). Borrowers covenant and agree that any such purchase and sale agreement and purchaser thereunder shall be satisfactory to the Lenders and will not be executed without the Lenders' prior consent; provided, however, that at AMRESCO's request the Lenders agree to review and, if acceptable, pre-approve a list of potential purchasers for the Builder's Group line of business. The Lenders' approval of such purchase and sale agreement (herein referred to as the "Builder's Group Purchase Agreement") shall be evidenced



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by, and effective only upon delivery of, a written approval of such Builder's
Group Purchase Agreement delivered by Administrative Agent to AMRESCO. Borrowers covenant and agree that from and after approval by the Lenders of the Builder's Group Purchase Agreement, the financial terms under the Builder's Group Purchase Agreement shall not be modified or amended in any manner adverse to the sellers thereunder, without the prior written consent of the Required Lenders. Borrowers shall promptly deliver to Administrative Agent any and all amendments, modifications or supplements to the approved Builder's Group Purchase Agreement, and any notices of default received or sent by sellers thereunder. AMRESCO and each other Borrower that is a party to the approved Builder's Group Purchase Agreement shall comply with the terms and provisions thereof and will take all reasonable actions, and will use its good faith diligent efforts, to close the transactions contemplated thereby as soon as is reasonably practicable, but in any event by the closing date specified therein.

                  (c) Borrowers' covenant and agree that upon, and after giving effect to, the payment to be made by AMRESCO to the stockholders in the MIC Transaction, the amount available for Advances under the Revolving Credit Facility shall not be less than $20,000,000.

                  (d) Section 7.1 of the Credit Agreement is amended to add the following as additional reporting requirements from and after the date hereof:

                  "(xviii) Within five (5) Business Days after the last day of each calendar month, a report detailing, with respect to each of the Assigned Loans owned by AMRESCO Commercial Finance, Inc. and comprising the Builder's Group Loans that are included in the Borrowing Base, the amount and status of each such Assigned Loan, including whether any such loan is delinquent, has been determined uncollectible and charged off or is involved in a bankruptcy.

                  (xix) On a weekly basis AMRESCO's Liquidity Projection report in the form that has been previously delivered to Administrative Agent."

                  (e) The Certificate of Compliance attached as Exhibit B to the Credit Agreement is amended and restated in its entirety as provided in the form thereof attached hereto as Exhibit E.

         11. Indebtedness. Section 7.11 of the Credit Agreement is hereby amended as follows:

                  (a) Section 7.11(d) is modified to read as follows:

                           "(d) Warehouse Lines with an aggregate committed
                  amount thereunder not to exceed $250,000,000."


                  (b) A new Section 7.11(g) shall be added to the Credit Agreement, which shall read as follows:

                           "(g) Indebtedness of AMRESCO to the CLC Earnout
                  Recipients in an aggregate principal amount not to exceed $37,500,000, as provided for in the


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                  amendment documentation for the CLC Transaction that has been delivered to and approved by the Lenders."

                  (c) A new Section 7.11(h) shall be added to the Credit Agreement, which shall read as follows:

                           "(h) Contingent Obligations in the form of customary
                  and typical indemnity and/or repurchase obligations related to the sale of assets by AMRESCO and any applicable Subsidiaries, which sale and the terms thereof (including the indemnities to be provided in connection therewith) have been consented to in writing by the Lenders."

         12. Liens. Section 7.15(a) of the Credit Agreement is amended to add the following as clause (xii) at the end of such Section:

                           "(xii) Liens on those specified Commercial Finance
                  Residuals owned by AMRESCO Commercial Finance, Inc. ("ACFI") listed on Schedule 1 hereto, granted by ACFI in favor of the CLC Earnout Recipients to secure the permitted indebtedness of AMRESCO to the CLC Recipients described in Section 7.11(g) of the Credit Agreement (as amended by the Second Modification); provided that the Lenders' Liens on such assets shall not be released, but just subordinated to such liens, and shall continue as valid second liens on such Collateral."

         13. Financial Covenants. Section 7.24 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "SECTION 7.24.1. Minimum Consolidated Tangible Net Worth. INTENTIONALLY DELETED."

                  "SECTION 7.24.2. Leverage Ratio. INTENTIONALLY DELETED."

                  "SECTION 7.24.3. Interest/Dividend Coverage Ratio. Borrowers shall not permit the Interest/Dividend Coverage Ratio to be less than
         (a) .80 to 1.00 through December 31, 1999, (b) .85 to 1.00 from
         January 1, 2000, through March 30, 2000, (c) 1.15 to 1.00 on March 31, 2000, (d) .85 to 1.00 from April 1, 2000, though June 30, 2000, and
         (e) 1.25 to 1.00 from and after July 1, 2000."

                  "SECTION 7.24.4. Borrowing Base Requirement. Borrower shall not permit the Borrowing Base Coverage Ratio (as indicated on Schedule 11, which is modified by and attached as Exhibit D to the Second Modification) to be less than 1.10 to 1.00."

                  "SECTION 7.24.5. Capital Adequacy. Borrowers shall not permit an amount equal to Total Consolidated Indebtedness less (a) 20% of Subordinated Indebtedness for the period from the effective date of the Second Modification through March 31, 2000, (b) 15% of Subordinated Indebtedness for the period from April 1, 2000 through June 30, 2000, and (c) 10% of Subordinated Indebtedness from and after July 1, 2000, as of the last day of any calendar month, to exceed the Adjusted Asset Amount at such time."

         14. Additional Event of Default. It shall be an Event of Default if a definitive purchase and sale agreement constituting the Builder's Group Purchase Agreement is not


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executed, effective and accepted by the Lenders on or before June 15, 2000.
Accordingly, a new Section 8.1.19 is added to the Credit Agreement that reads as follows:

                  "8.1.19. A definitive purchase and sale agreement of the Builder's Group which constitutes the Builder's Group Purchase Agreement (as defined in the Second Modification) shall not have been executed, effective and accepted by the Lenders on or before June 15, 2000."

         15. Limitation on Assignments. Section 10.3.1(b)(i) of the Credit Agreement is amended to change the amount of "$5,000,000" set forth therein to "$10,000,000". In addition, Section 10.3.1 is amended to prohibit any assignment that would result in there being more than six Lenders at any time prior to the Availability Increase or after May 31, 2000, or more than seven Lenders after the Availability Increase and prior to May 31, 2000. Additionally, Administrative Agent's consent shall not be required in the case of an assignment by Farallon after and during the existence of an Event of Default.

         16. Definitions. (a) The following definitions shall be inserted in alphabetical order in Section 1.1 of the Credit Agreement:

                  (i) Additional Availability Amount is defined in Paragraph 2 of the Second Modification Agreement.

                  (ii) Adjusted Asset Amount at any time of determination means the sum of the value of Borrowers' assets on a consolidated basis as shown on a consolidated balance sheet for Borrowers prepared in accordance with Agreement Accounting Principles adjusted by the leverage advance rates therefor as shown on Exhibit F attached to the Second Modification, as such schedule may be changed from time to time by Borrowers and the Required Lenders

                  (iii) Availability Increase is defined in Paragraph 2 of the Second Modification.

                  (iv) Availability Increase Notice is defined in Paragraph 2 of the Second Modification.

                  (v) Builder's Group is defined in Paragraph 10(b) of the Second Modification.

                  (vi) Builder's Group Purchase Agreement is defined in Paragraph 10(b) of the Second Modification.

                  (vii) Farallon means Farallon Debt Investors I, LLC.

                  (viii) New Consolidated EBITDA means, for the period commencing from and after April 1, 2000, determined in accordance with Agreement Accounting Principles on a consolidated basis for AMRESCO and its Subsidiaries, an amount equal to (a) the sum of consolidated net income before taxes and extraordinary gains or losses (as determined in accordance with

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         Agreement Accounting Principles), plus depreciation, plus
         amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, and less (b) non-cash income (created by gain on sale accounting) included in consolidated net income before taxes and extraordinary gains or losses as used in clause (a) of this calculation of New Consolidated EBITDA; provided, however, that for all purposes hereunder, the following amounts shall be adjusted or added back in the calculation of New Consolidated EBITDA (but without duplication), provided that no matter how such adjustments are made they shall be subject to the following stated limitations: (A) write-downs of retained interests in home equity securitizations up to a maximum amount of $70,000,000; (B) the write-down of goodwill associated with the CLC Transaction up to a maximum amount of $38,000,000; and (C) other non-cash write-downs and/or non-recurring losses in an aggregate amount not to exceed $20,000,000; provided, further, that the aggregate amount added back in the calculation of New Consolidated EBITDA under clauses (A), (B) and (C) shall not exceed $120,000,000.

                  (ix) Second Modification means the Second Modification of the Amended and Restated Credit Agreement, dated as of March 30, 2000, executed by Borrowers and Administrative Agent, for and on behalf of the Lenders.

                  (b) The following definitions set forth in Section 1.1 of the Credit Agreement are amended to read in their entirety as follows:

                  (i) "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern. "Notwithstanding the foregoing, for all financial covenants and definitions used herein, Borrowers will prepare pro forma financial statements to present discontinued operations as if such operations had not been reflected as discontinued during all applicable periods.

                  (ii) "Borrowing Base" means an amount calculated as provided in Schedule 11.

                  (iii) "Change in Control" means (a) the acquisition, in one or a series of transactions, by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of AMRESCO, provided that the booking of the issuance of stock to former shareholders of MIC or the CLC Earnout Recipients in connection with the MIC Transaction or the CLC Transaction, respectively, shall not constitute a Change in Control hereunder so long as such stock is not issued and the recipients thereof do not, as a result of such booking, obtain any voting or other control rights with respect to such stock;

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         or (b) individuals who are directors of AMRESCO on the date hereof shall cease to constitute 80% in number of the Board of Directors of AMRESCO; or (c) the positions of Chief Executive Officer, Chief Credit Officer - Commercial Finance Group, and Chief Financial Officer of AMRESCO are not filled by the persons serving in those capacities on April 1, 2000, provided that if any such positions change due to the death or disability of a person serving in any such capacity on the date hereof, then such occurrence shall not be deemed a Change in Control until the expiration of 30 days after the date of such death or disability without the position left unoccupied by such death or disability being filled by a person acceptable to Administrative Agent.

                  (iv) "CLC Transaction" means the transaction providing for "Earnout Payments" to the CLC Earnout Recipients described in that certain Stock and Asset Purchase Agreement dated March 21, 1997, between (among others) AMRESCO and the CLC Earnout Recipients, as amended (subject to the approval of the Lenders if and to the extent required under Section 10(a) of the Second Modification).

                  (v) "Consolidated EBITDA" means, for any period, determined in accordance with Agreement Accounting Principles on a consolidated basis for AMRESCO and its Subsidiaries, an amount equal to (a) the sum of consolidated net income before taxes and extraordinary gains or losses (as determined in accordance with Agreement Accounting Principles), plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, less (b) write downs of retained interests in securitizations (which includes, without limitation, interest only strips, servicing rights and other similar assets) for prior years to the extent prior year financial statements are restated in the period of determination to reflect such write downs and such write downs are not included in calculating net income for the period of determination, and less (c) non-cash income (created by gain on sale accounting) included in consolidated net income before taxes and extraordinary gains or losses as used in clause (a) of this calculation of Consolidated EBITDA; provided, however, that for all purposes hereunder, (i) the losses related to the commercial mortgage banking and home equity lending activities of AMRESCO and its Subsidiaries (in an aggregate amount not to exceed $220,500,000) that were reported in year-end 1998 financial statements of AMRESCO shall not be included in calculating Consolidated EBITDA, and (ii) the following amounts shall be adjusted or added back in the calculation of Consolidated EBITDA (but without duplication), provided that no matter how such adjustments are made they shall be subject to the following stated limitations: (A) write-downs of retained interests in home equity securitizations up to a maximum amount of $146,000,000;
         (B) the write-down of goodwill associated with the acquisitions of the businesses that now consist of AMRESCO'S Subsidiary Holliday Fenoglio Fowler, L.P. up to a maximum amount of $20,000,000; (C) the write-down of goodwill associated with MIC up to a maximum amount of $104,000,000; (D) the write-down of goodwill associated with AMRESCO's home equity lending division up to a maximum amount of $10,000,000; and (E) severance and one-time restructuring charges taken by AMRESCO and its Subsidiaries in an aggregate amount not to exceed $35,000,000; provided, further, that the aggregate amount added back in the calculation of Consolidated EBITDA under clauses (A) through (D) shall not exceed $280,000,000.

                  (vi) "Corporate Base Rate" means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to AMRESCO, any other Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer, it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate, and (b) the sum of the Federal Funds Effective Rate plus 50 basis points.

                  (vii) "Interest/Dividend Coverage Ratio" means, (a) as of any date of determination prior to April 1, 2000, the ratio of (i) Consolidated EBITDA for the immediately preceding twelve month period to (ii) the sum of (x) Consolidated Interest Expense, plus (y) the amount of any dividends or distributions paid on any preferred stock of AMRESCO or any of its Subsidiaries to Persons who are not Affiliates of AMRESCO and its Subsidiaries, other than in kind dividends on Permitted Preferred Stock, less (z) the amount of prior fees paid related to financings and capital events of AMRESCO and its Subsidiaries that are expensed in such period, all for the same immediately preceding twelve calendar month period, and (b) as of any date of determination from and after April 1, 2000, the ratio of (i) New Consolidated EBITDA for the period commencing on April 1, 2000 through the end of the period for which the calculation is being made, to (ii) the sum of (x) Consolidated Interest Expense for such period, plus (y) the amount of any dividends or distributions paid during such period on any preferred stock of AMRESCO or any of its Subsidiaries to Persons who are not Affiliates of AMRESCO and it Subsidiaries, other than in kind dividends on Permitted Preferred Stock, less (z) the amount of prior fees paid during such period related to financings and capital events of AMRESCO and its Subsidiaries that are expensed in such period.

                  (viii) "MIC Merger Agreement" means the Agreement and Plan of Merger, dated July 14, 1998 by and among AMRESCO, MIC Acquisition, Inc., MIC, William Edwards and certain other stockholders, as amended (subject the approval of the Lenders if and to the extent required under Paragraph 10(a) of the Second Modification).

                  (ix) "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment; provided that if the Revolving Commitment has been terminated, then "Required Lenders" shall mean Lenders whose

         Aggregate Loan Percentages, in the aggregate, equal or exceed 51%. Further, if at any time during the term of the Credit Facilities, there are just two (2) Lenders, then "Required Lenders" shall mean both such Lenders.

         17. Definition of Loan Documents. The definition of "Loan Documents", as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and is hereby, modified to include this Modification Agreement and any and all documents executed in connection herewith.

         18. Conditions Precedent to this Modification Agreement. As conditions precedent to this Modification Agreement and the modifications to the Credit Agreement pursuant hereto and the consents granted hereunder, all of the following shall have been satisfied:

                  (a) The Borrowers and Guarantors shall have executed and delivered to Administrative Agent this Modification Agreement;

                  (b) The Borrowers shall have delivered to Administrative Agent all corporate resolutions, consents, powers of attorney, certificates, documents and legal opinions as Administrative Agent may request relating to
(i) the existence and good standing of AMRESCO and any other Borrowers requested by the Administrative Agent, (ii) the corporate and partnership authority for the execution and validity of this Modification Agreement, and
(iii) the enforceability of this Modification Agreement and the other Loan Documents upon execution hereof, together with all other documents, instruments, opinions, and agreements and any other matters relevant hereto or thereto, all in form and content satisfactory to Administrative Agent;

                  (c) The Borrowers shall have executed and delivered to Administrative Agent for filing all UCC financing statements and UCC amendments as may be requested by Administrative Agent or its counsel.

                  (d) The Borrowers shall have paid all applicable commitment, amendment, administration, legal and other fees as agreed in connection with this Modification Agreement;

                  (e) The Borrowers shall have obtained and delivered to Administrative Agent evidence that the Warehouse Lines financing provided by Prudential Securities Credit Corp. to AMRESCO Commercial Finance, Inc. for its franchise lending and small business lending operations, shall have been renewed and extended on terms satisfactory to Administrative Agent, in its reasonable discretion; and

                  (f) If applicable, Borrowers shall have caused to be executed and delivered to Administrative Agent a Supplement to the Loan Documents to add any additional Subsidiaries of AMRESCO required pursuant to Section 5.13 of the Credit Agreement as Borrowers or Guarantors, as the case may be, and as assigning or pledging parties under the Collateral Assignment, the Security Agreement and the Pledge Agreement, and Administrative Agent shall have received all such corporate existence and authority documentation, resolutions and other agreements, stock certificates and other equity ownership certificates, stock powers, financing statements, instruments and certificates as Administrative Agent shall reasonably require with respect to such additional Borrowers and/or Guarantors. Borrowers shall also have caused to be executed and/or delivered to Administrative Agent such modifications to the Stock Pledge Agreement and such stock certificates of, or other evidences of equity interests in, the Excluded

Subsidiaries (with stock powers as applicable) to effectively evidence and perfect the Lenders' security interests therein.

         19. Reaffirmation of Debt and Liens. This Modification Agreement is not intended to and shall not constitute a novation of the Obligations of the Borrowers under the Credit Agreement. Each Borrower acknowledges, confirms and agrees, and Administrative Agent and the Lenders acknowledge, that (a) each Borrower is well and truly indebted to the Lenders pursuant to the terms of the Notes, the Credit Agreement and the other Loan Documents, as modified hereby, and (b) all liens and security interests securing the Obligations under the Credit Agreement, the Security Documents and all the other Loan Documents are and remain in full force and effect, as security for new Notes pursuant hereto and all the Obligations under the Credit Agreement, as modified and amended hereby.

         20. No Implied Waivers. None of the amendments or modifications provided for herein shall be deemed a consent to or waiver of any breach of the same or any other covenant, condition or duty. The Borrowers and the Guarantors acknowledge and understand that Administrative Agent and the Lenders have no obligation to further amend or modify the Credit Agreement, any of the other Loan Documents or any of the terms, provisions or covenants thereof, and that Administrative Agent and the Lenders have made no representations regarding any such amendments or modifications. No failure or delay on the part of Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Modification Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof or of the exercise of any other right, power or privilege.

         21. Representations and Warranties. Each of the Borrowers and Guarantors hereby represent and warrant to Administrative Agent and the Lenders that (a) the execution, delivery, and performance by the Borrowers and the Guarantors of this Modification Agreement and compliance with the terms and provisions hereof (i) have been duly authorized by all requisite action on the part of each such Person and (ii) do not, and will not, violate or conflict with, or result in a breach of, or require any consent under (A) the articles of incorporation, certificate of incorporation, bylaws, partnership agreement or other organizational documents of any such Person, (B) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any material agreement or instrument to which any such Person is a party or by which any of them or any of their property is bound or subject, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and (c) no Default has occurred and is continuing.

         22. Release of Claims. Each of the Borrowers and the Guarantors hereby acknowledge and agree that none of them has any, and there are no, claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of any Borrower, any Guarantor or any Subsidiary created or evidenced by the Credit Agreement or any of the other Loan Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, each Borrower and each Guarantor hereby waives (to the fullest extent permitted by applicable law), and hereby releases each of Administrative Agent and each of the Lenders from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

         23. Ratification. Except as otherwise expressly modified by this Modification Agreement, all terms and provisions of the Credit Agreement, the Notes, and the other Loan Documents shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

         24. Payment of Expenses. Borrowers shall pay to Administrative Agent, for and on behalf of the Lenders, upon demand, the reasonable attorneys' fees and expenses of Administrative Agent's counsel and all filing and recording fees and other reasonable expenses incurred by Administrative Agent in connection with this Modification Agreement.

         25. Current Borrowers, Guarantors and Excluded Subsidiaries. Borrowers represent that the Subsidiaries of AMRESCO that are required to be a "Borrower" or a "Guarantor", respectively, under the Credit Agreement and related Loan Documents as of the date hereof, have all executed the Credit Agreement, and that there are no additional Borrowers or Guarantors to be added by a Supplement to the Loan Documents.

         26. Further Assurances. AMRESCO and the other Borrowers shall execute and deliver to Administrative Agent such other documents as may be necessary or as may be required, in the opinion of Administrative Agent and/or counsel to Administrative Agent, to effect the transactions contemplated hereby and to create, evidence, perfect and protect the Lenders' Liens and security interests, and the rights and remedies of Administrative Agent and/or the Lenders under the Loan Documents.

         27. Binding Agreement. This Modification Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and the Lenders, and their respective legal representatives, successors and assigns.

         28. Enforceability. In the event the enforceability or validity of any portion of this Modification Agreement, the Credit Agreement, the Notes, or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or Texas law would uphold or would enforce such challenged or questioned provision.

         29. Choice of Law. THIS MODIFICATION AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

         30. Counterparts. This Modification Agreement may be executed in multiple counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         31. Entire Agreement. This Modification Agreement, the Credit Agreement and the Notes, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated.

         THIS MODIFICATION AGREEMENT AND THE OTHER WRITTEN INSTRUMENTS, AGREEMENTS AND DOCUMENTS EXECUTED IN CONNECTION WITH THIS MODIFICATION AGREEMENT, AND THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Modification Agreement is executed effective as of the date first written above.

                                   BORROWERS:

                                   AMRESCO, INC., a Delaware corporation


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   AFC EQUITIES INVESTORS, INC.
                                   AFC EQUITIES, L.P.
                                   AFC EQUITIES MANAGEMENT, INC.
                                   AMREIT HOLDINGS, INC.
                                   AMREIT MANAGERS G.P., INC.
                                   AMREIT MANAGERS, L.P.
                                   AMRESCO 1994-N2, INC.
                                   AMRESCO ATLANTA INDUSTRIAL, INC.
                                   AMRESCO BUILDERS GROUP, INC.
                                   AMRESCO CAPITAL CONDUIT CORPORATION
                                   AMRESCO CAPITAL LIMITED, INC.
                                   AMRESCO CAPITAL, L.P.
                                   AMRESCO CMF, INC.
                                   AMRESCO COMMERCIAL FINANCE, INC.
                                   AMRESCO CONSOLIDATION CORP.
                                   AMRESCO CONSUMER ACQUISITIONS CORP.
                                   AMRESCO CONSUMER INVESTMENTS, L.P.
                                   AMRESCO CONSUMER RECEIVABLES
                                      CORPORATION
                                   AMRESCO EQUITY INVESTMENTS, INC.
                                   AMRESCO EQUITY INVESTMENTS II, INC.
                                   AMRESCO FINANCE AMERICA CORPORATION
                                   AMRESCO FINANCIAL I, INC.
                                   AMRESCO FINANCIAL I, L.P.
                                   AMRESCO FUNDING CORPORATION
                                   AMRESCO-INSTITUTIONAL, INC.
                                   AMRESCO INSURANCE SERVICES, INC.
                                   AMRESCO INVESTMENTS, INC.
                                   AMRESCO MANAGEMENT, INC.
                                   AMRESCO-MBS I, INC.
                                   AMRESCO MBS-II, INC.
                                   AMRESCO MORTGAGE CAPITAL, INC.
                                   AMRESCO MORTGAGE CAPITAL LIMITED-I, INC.
                                   AMRESCO MORTGAGE SERVICES LIMITED, INC.
                                   AMRESCO NEW ENGLAND, INC.
                                   AMRESCO NEW ENGLAND II, INC.

                                   AMRESCO NEW ENGLAND, L.P.
                                   AMRESCO NEW ENGLAND II, L.P.
                                   AMRESCO NEW HAMPSHIRE, INC.
                                   AMRESCO NEW HAMPSHIRE, L.P.
                                   AMRESCO OVERSEAS, INC.
                                   AMRESCO PORTFOLIO INVESTMENTS, INC.
                                   AMRESCO PRINCIPAL MANAGERS I, INC.
                                   AMRESCO PRINCIPAL MANAGERS II, INC.
                                   AMRESCO RECEIVABLES MANAGEMENT CORP.
                                   AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                                   AMRESCO RESIDENTIAL CREDIT CORPORATION
                                   AMRESCO RESIDENTIAL MORTGAGE CORPORATION
                                   AMRESCO RESIDENTIAL PROPERTIES, INC.
                                   AMRESCO S-END, L.P. f/k/a AMRESCO SERVICES,
                                      L.P.
                                   AMRESCO VENTURES, INC.
                                   ASSET MANAGEMENT RESOLUTION COMPANY
                                   BEI 1992 - N1, INC.
                                   BEI 1993 - N3, INC.
                                   BEI 1994 - N1, INC.
                                   BEI MULTI-POOL, INC.
                                   BEI PORTFOLIO INVESTMENTS, INC.
                                   BEI PORTFOLIO MANAGERS, INC.
                                   BEI REAL ESTATE SERVICES, INC.
                                   COMMONWEALTH TRUST DEED SERVICES, INC.
                                   ENT MIDWEST, INC.
                                   ENT NEW JERSEY, INC.
                                   ENT SOUTHERN CALIFORNIA, INC.
                                   EXPRESS FUNDING, INC.
                                   FINANCE AMERICA CORPORATION
                                   HF ACQUISITION SUB, INC.
                                   AMRESCO H-END, L.P., f/k/a HOLLIDAY FENOGLIO
                                      FOWLER, L.P.
                                   LIFETIME HOMES, INC.
                                   MORTGAGE INVESTORS CORPORATION
                                   MSPI, INC.
                                   OAK CLIFF FINANCIAL, INC.
                                   PRESTON HOLLOW ASSET HOLDINGS, INC.
                                   QUALITY FUNDING, INC.

                                   By:  AMRESCO, INC., a Delaware corporation,
                                        as agent and attorney-in-fact

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   ADMINISTRATIVE AGENT:

                                   BANK OF AMERICA, N.A., a national banking
association,
                                     as Administrative Agent for and on behalf of the Lenders


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   ACKNOWLEDGED AND AGREED TO AS OF THE DATE
                                   HEREOF BY:

                                   GUARANTORS:

                                   AMRESCO INDEPENDENCE FUNDING, INC.

                                   By:   AMRESCO, INC., a Delaware corporation,
                                         as agent and attorney-in-fact


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   AMRESCO JERSEY VENTURES LIMITED


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   AMRESCO EQUITIES CANADA INC.


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   AMRESCO FUNDING CANADA INC.


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   ACKNOWLEDGED AND AGREED TO AS OF THE DATE
                                   HEREOF BY:

                                   LENDERS:


                                   BANK OF AMERICA, N.A.
                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   FARALLON DEBT INVESTORS I, LLC

                                   By:    FARALLON CAPITAL MANAGEMENT, LLC

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------